CUSIP No. 363127101                 SCHEDULE 13D                  Page 10 of 10

                                                                       EXHIBIT I


                               JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Shares of Common Stock of Gainsco, Inc. and that this Agreement be filed as an Exhibit to such statement on Schedule 13D.

         IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement effective as of the 25th day of April, 2002.


                         OPPENHEIMER-SPENCE FINANCIAL
                          SERVICES PARTNERSHIP, L.P.


                       By: Oppvest, LLC, General Partner


                       By:     /s/ Philip V. Oppenheimer
                          -----------------------------------
                                 Philip V. Oppenheimer
                                     Managing Member



                        OPPENHEIMER-CLOSE INTERNATIONAL, LTD.


                       By:     /s/ Philip V. Oppenheimer
                          -----------------------------------
                                 Philip V. Oppenheimer
                                        Chairman


                       By      /s/ Philip V. Oppenheimer
                          -----------------------------------
                          Philip V. Oppenheimer Individually


                       By:     /s/ Michael W. Malafronte
                          -----------------------------------
                          Michael W. Malafronte, Individually